EXHIBIT 10.8C


                      2nd AMENDMENT TO EMPLOYMENT AGREEMENT

This "2nd amendment to Employment Agreement" (this "Amendment") is made on the 31st day of January, 2000 by and between IFS International Holdings, Inc., a Delaware Corporation (the "Company"), IFS International, Inc., a New York corporation and a wholly owned subsidiary of the Company, and any other subsidiary of the Company and David L. Hodge (the "Executive"), based on the following:

     A. On May 12, 1998, the Company and the Executive executed that certain "Employment Agreement" (the "Agreement") whereby the Company retained the services of the Executive as its President and Chief Executive Officer.

     B. On January 22, 1999 the Company and the Executive executed an Amendment to that certain "Employment Agreement" (the "Agreement") which modified the original May 12 Agreement.

     C. The Company and the Executive wish to modify the Agreement and the Amendment to the Agreement pursuant to the terms of this Amendment.

NOW, THEREFORE, THE PARTIES TO THIS Amendment agree as follows:

     1. Reinstatement of certain portions of Par. 14 of the Agreement as modified below which compensates the Executive on a percentage basis upon the sale or change of control of the Company. TO WIT:

          Irrespective of whether or not the Executive's employment is terminated, if there is a (i) Change of Control; or (ii) transfer or sale of all or substantially all of the assets of the Company(ies) which is not a Change of Control; or (iii) transfer or sale of Beneficial Ownership of more than fifty percent (50%) or more of the total combined voting power of the Company's then outstanding Voting Securities which may or may not constitute a Change of Control, then the Companies shall pay to the Executive an amount equal to 3% of the first 10 million dollars in value received by the Companies (including cash, securities, debt or any other form of property) in connection with such Change of Control, or transfer or sale, 6% of the next $10 million dollars in value received by the Companies in connection with such Change of Control, transfer or sale and 7% of any value received by the Companies in excess of $20 million dollars in connection with such Change of Control, transfer or sale.

     2. All other Terms and provisions of the May 12, 1998 Agreement and January 22, 1999 Amendment To Remain. The parties agree that all other terms and provisions of the Agreement and its Amendment shall remain the same.

WHEREFORE, THE PARTIES HERETO HAVE EXECUTED THIS Agreement in the City of Troy, State of New York as of the date first set forth above.

                IFS INTERNATIONAL HOLDINGS, INC.
                A Delaware Corporation

                     By:_________________________________
                        Chairman of the Board of Directors
                        John P. Singleton

                     By: ____________________________________
                         Chairman of the Compensation Committee
                         of the Board of Directors
                         DuWayne Peterson


                IFS INTERNATIONAL INC.
                A New York Corporation

                      By: ___________________________________
                          Chief Operating Officer
                          Simon Theobald

                      By: ___________________________________
                          Secretary
                          Carmen Pascuito


                      EXECUTIVE:

                      ----------------------------------------
                      David L. Hodge